Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-265421, No. 333-265420, No. 333-256821, No. 333-246354, No. 333-237513, No.333-231511, No. 333-224035, No. 333-216932, No. 333-216929, No. 333-210489 and No. 333-205864 on Form S-8, Registration Statements No. 333-275516, No. 333-258646, No. 333-256820, No. 333-250983, No. 333-239240, No. 333-236106, No. 333-213356 and No. 333-211996 on Form S-3, and Registration Statements No. 333-271190, 333-268648, 333-233775 and 333-222140 on Form S-1 of OpGen, Inc. of our report, dated August 21, 2025 , which includes an explanatory paragraph related to OpGen, Inc.’s ability to continue as a going concern, with respect to our audit of the consolidated financial statements of OpGen, Inc. as of December 31, 2024 and for the year then ended, which report is included in this Annual Report on Form 10-K of OpGen, Inc. for the year ended December 31, 2024.

/s/ Beckles & Co., Inc.

West Palm Beach, Florida

August 21, 2025